As filed with the Securities and Exchange Commission on September 12, 2018.
Registration No. 333-62137
Registration No. 333-46250
Registration No. 333-89568
Registration No. 333-161122
Registration No. 333-174138
Registration No. 333-212659
Registration No. 333-161124
Registration No. 333-210074
Registration No. 333-81451

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-62137
POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-46250
POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-89568
  POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161122
  POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161124
POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-81451
  POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-174138
  POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210074
  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212659

UNDER THE SECURITIES ACT OF 1933

XL GROUP LTD
(Exact name of registrant as specified in its charter)

Bermuda	98-1304974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

O’Hara House
One Bermudiana Road
Hamilton, HM08
Bermuda
(Address of Principal Executive Offices) (Zip Code)

XL Group Ltd Amended and Restated 1991 Performance Incentive Program (as amended and restated on May 13, 2016 and as further amended effective July 25, 2016)

XL Group Ltd Directors Stock & Option Plan (as amended and restated on May 8, 2015 and as further amended effective July 25, 2016)

XL Services UK Limited Profit Sharing Scheme

NAC Re Corp. 1989 Stock Option Plan
NAC Re Corp. Employee Savings Plan
XL Group Ltd 1999 Performance Incentive Program
XL Capital Ltd Employee Share Purchase Plan
XL Capital globalShare - Share Incentive Plan
XL Capital Ltd UK Employee Share Purchase Plan
XL Capital Ltd globalShare - Save as You Earn
XL Capital Ltd globalShare - Swiss Employee Share Purchase Plan
XL Capital Converted 1989 Option Plan
XL Capital Converted 1993 Option Plan
XL Capital Converted 1997 Incentive and Capital Accumulation Plan
XL Capital Converted Directors’ Stock Option Plan
XL Capital Converted Employee Stock Purchase Plan
EXEL Limited Stock Plan for Nonemployee Directors
Mid Ocean Limited 1993 Long Term Incentive And Share Award Plan
Mid Ocean Limited Stock & Deferred Compensation Plan For Nonemployee Directors
(Full title of the plans)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name and address of agent for service)

(302) 738-6680
(Telephone number, including area code, of agent for service)

Copy to:

George A. Stephanakis, Esq.
Cravath, Swaine & Moore LLP
CityPoint
One Ropemaker Street
London EC2Y 9HR, United Kingdom
+44 20 7453 1040

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements of XL Group Ltd, a Bermuda exempted company (the “Company”) on Form S-8 (collectively, the “Registration Statements”).

●
Registration Statement No. 333-62137, filed with the Securities and Exchange Commission (the “Commission”) on August 24, 1998, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8, filed with the Commission on July 1, 2010, and as further amended by Post-Effective Amendment No. 2 to such Registration Statement on Form S-8, filed with the Commission on July 25, 2016, covering an aggregate of 7,500,000 shares of Class A Ordinary Shares, $0.01 par value per share, of EXEL Limited (which became common shares, $0.01 par value per share, of the Company (the “Common Shares”)) issuable under the EXEL Limited 1991 Performance Incentive Plan (n/k/a the XL Group Ltd 1991 Performance Incentive Program and as amended and restated on May 13, 2016 and as further amended effective July 25, 2016, the “1991 Program”), EXEL Limited Directors Stock & Option Plan n/k/a the XL Group Ltd Directors Stock & Option Plan, EXEL Limited Stock Plan For Nonemployee Directors, Mid Ocean Limited 1993 Long Term Incentive And Share Award Plan and Mid Ocean Limited Stock & Deferred Compensation Plan For Nonemployee Directors;

●
Registration Statement No. 333-46250, filed with the Commission on September 20, 2000, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8, filed with the Commission on July 1, 2010, and as further amended by Post-Effective Amendment No. 2 to such Registration Statement on Form S-8, filed with the Commission on July 25, 2016, covering an aggregate of 10,340,801 Common Shares issuable under the 1991 Program, XL Capital Ltd 1999 Performance Incentive Program and XL Capital Converted 1997 Incentive And Capital Accumulation Plan;

●
Registration Statement No. 333-89568, filed with the Commission on May 31, 2002, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8, filed with the Commission on July 1, 2010, and as further amended by Post-Effective Amendment No. 2 to such Registration Statement on Form S-8, filed with the Commission on July 25, 2016, covering an aggregate of 9,225,000 Common Shares issuable under the 1991 Program, XL Capital Ltd Employee Share Purchase Plan, XL Capital globalShare - Share Incentive Plan, XL Capital Ltd UK Employee Share Purchase Plan, XL Capital Ltd globalShare - Save as You Earn and XL Capital Ltd globalShare - Swiss Employee Share Purchase Plan;

●
Registration Statement No. 333-161122, filed with the Commission on August 6, 2009, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8, filed with the Commission on July 1, 2010, and as further amended by Post-Effective Amendment No. 2 to such Registration Statement on Form S-8, filed with the Commission on July 25, 2016, covering 24,000,000 Common Shares issuable under the 1991 Program;

●
Registration Statement No. 333-174138, filed with the Commission on May 11, 2011, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8, filed with the Commission on July 25, 2016, covering an aggregate of 13,030,000 Common Shares issuable under the 1991 Program and XL Services UK Limited Profit Sharing Scheme;

●	Registration Statement No. 333-212659, filed with the Commission on July 25, 2016, covering 7,000,000 Common Shares issuable under the 1991 Program;
●
Registration Statement No. 333-161124, filed with the Commission on August 6, 2009, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8, filed with the Commission on July 1, 2010, and as further amended by Post-Effective Amendment No. 2 to such Registration Statement on Form S-8, filed with the Commission on July 25, 2016, covering 450,000 Common Shares issuable under the XL Group Ltd Directors Stock & Option Plan;

●
Registration Statement No. 333-210074, filed with the Commission on March 10, 2016, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8, filed with the Commission on July 25, 2016, covering 200,000 Common Shares issuable under the XL Group Ltd Directors Stock & Option Plan; and

●
Registration Statement No. 333-81451, filed with the Commission on June 24, 1999, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8, filed with the Commission on July 1, 2010, and as further amended by Post-Effective Amendment No. 2 to such Registration Statement on Form S-8, filed with the Commission on July 25, 2016, covering an aggregate of 2,696,778 Common Shares issuable under the XL Capital Converted 1989 Option Plan, XL Capital Converted 1993 Option Plan, XL Capital Converted 1997 Incentive and Capital Accumulation Plan, XL Capital Converted Directors’ Stock Option Plan, XL Capital Converted Employee Stock Purchase Plan and NAC Re Corp. Employee Savings Plan.

On March 5, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, AXA SA, a French société anonyme (“AXA”), and Camelot Holdings Ltd., a Bermuda exempted company and a wholly owned subsidiary of AXA (“Merger Sub”). On September 12, 2018, pursuant to the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of AXA.

In connection with the completion of the Merger, any offerings of securities pursuant to the Registration Statements has been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities registered pursuant to the Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration all Common Shares and plan interests registered under the Registration Statements but not sold under the Registration Statements, if any, as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on September 12, 2018.

XL GROUP LTD

By:	/s/ Stephen Robb
Name: Stephen Robb
Title: Chief Financial Officer